Exhibit 32.1

CERTIFICATION

Each of the undersigned officers of Western Lucrative Enterprises, Inc. (the “Company”) hereby certifies that, to their knowledge, the Company’s Annual Report on Form 10-K/A (Amendment Number One) to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2011	/s/ Neville Pearson
Neville Pearson, Chief Executive Officer (the Principal Executive Officer)

Date: June 30, 2011	/s/ Neville Pearson
Neville Pearson, Chief Financial Officer (the Principal Financial Officer and Principal Accounting Officer)

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933.